                                 Loan Agreement
                                      among
                           Long Island Bancorp, Inc.,
                        The Long Island Savings Bank, FSB
                                       and
                    United States Trust Company Of New York,
                              solely as trustee Of
                     The LISB Employee Stock Ownership Plan


                WHEREAS, in connection with the conversion of The Long Island Savings Bank, FSB (the "Bank") from a federal mutual savings bank to a federal stock savings bank in accordance with the Plan of Conversion for the Bank dated November 16, 1993, as amended as of February 7, 1994 (the "Conversion"), the Bank has established The LISB Employee Stock ownership Plan for the benefit of all employees eligible to participate therein (such plan, as amended from time to time, hereinafter referred to as the "ESOP");

                WHEREAS, the ESOP is intended to constitute a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code;

                WHEREAS, the agreement of trust, dated as of March 31, 1994 (as amended from time to time, hereinafter referred to as the "Trust Agreement"), between the Bank and United States Trust Company of New York, as trustee (together with its successors in such capacity, the "Trustee"), provides that the assets of the trust created thereunder (the "Trust") shall be primarily invested in shares of the outstanding common stock, par value $0.01 per share of Long Island Bancorp, Inc. (the "Common Stock");

                WHEREAS, the Bank has determined it to be in the best interests of the participants in the ESOP and their beneficiaries to borrow funds from Long Island Bancorp, Inc. pursuant to this Agreement and to purchase shares of Common Stock with the proceeds of such borrowing, and the Trustee has further determined that the execution, delivery and performance of this Agreement and such purchase of shares of Common Stock are not inconsistent with its fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

                WHEREAS, Long Island Bancorp, Inc. wishes to loan funds to the Trust pursuant to this Agreement.






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                                      - 2 -

                  NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, the parties hereto agree as follows:

                Section 1. The Loan and Related Matters.
                1.1. The Loan. Subject to the terms and conditions of this Agreement, Long Island Bancorp, Inc. agrees to make a loan to the Trust in a principal equal to $23,784,300.00 (the "Loan"). The Loan shall be made and maintained at the principal office of Long Island Bancorp, Inc. in Melville, New York.

                1.2. The Borrowing. Amounts borrowed under this Section 1 shall be made available to the Trust by remitting the same to the Trustee in the manner the Trustee shall direct.

                  1.3. The Note. The Loan shall be evidenced by a single promissory note of the Trust (as modified and supplemented and in effect from time to time, the "Note") in substantially the form of Exhibit A attached hereto, dated the date of the delivery of the Note to Long Island Bancorp, Inc., payable to Long Island Bancorp, Inc. in equal quarterly installments, on March 31, June 30, September 30 and December 31, during the period from, and including, the date of the Note to, but excluding, the tenth anniversary of such date, subject to any prepayment made pursuant to Section 1.6 hereof. Without regard to the principal amount of the Note stated on its face, the actual principal amount at any time outstanding and owed by the Trust on account of the Note shall be the amount of the disbursement of the Loan made by Long Island Bancorp, Inc. under Section 1.1 hereof less all payments of principal actually received by Long Island Bancorp, Inc.

                1.4. Use of Proceeds. The proceeds of the Loan shall be applied by the Trustee, within a reasonable period of time after the receipt thereof, to purchase shares of Common Stock.

                1.5. Exempt Loan. The obligation of Long Island Bancorp, Inc. to make a loan under Section 1.1 hereof and the Trust's obligation to borrow under
Section 1.2 hereof are conditioned, in either case, upon the Loan satisfying the requirements of an "exempt loan" within the meaning of section 54.4975-7(b)(1)(iii) of the Department of Treasury regulations.


                1.6. Prepayments. The Trust shall have the right to prepay the Loan in whole or in part at any time or from


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                                      - 3 -

time to time without premium or penalty; provided, however, that (i) unless waived by Long Island Bancorp, Inc., the Trustee shall give Long Island Bancorp Inc. notice (which notice shall be irrevocable) of each prepayment not later than 10:00 a.m., Eastern Standard Time, at least three business days prior to the date of such prepayment, specifying the amount of the Loan to be prepaid and the date of such prepayment (which shall be a business day) and (ii) upon prepayment of any principal amount of the Loan, the Trust shall pay any accrued interest on the amount so prepaid.

                1.7. Interest. The Trust shall pay to Long Island Bancorp, Inc. interest on the unpaid principal amount of the Loan for the period from, and including, the date of the Note (as provided in Section 1.3 hereof) to, but excluding, the date such borrowing shall be paid in full at the rate of 6.15% per annum, payable quarterly on March 31, June 30, September 30 and December 31, and computed on the basis of a 360-day year and actual days elapsed. To the extent the Trust fails to make any interest payment on the due date for such payment hereunder, the Trust's obligation to make such payment shall continue until such interest is paid in full.

                1.8. Form of Payment. All payments of principal, interest and other amounts to be made by the Trust under this Section 1 and the Note shall be made in lawful currency of the United States of America, in immediately available funds, without deduction, set-off or counterclaim to Long Island Bancorp, Inc. at its principal office in Melville, New York, no later than 1:00 p.m., Eastern Standard Time, on the date on which such payment shall become due (each such payment made after such time on the due date to be deemed to have been made on the next succeeding business day). If the due date of any payment under this Section 1 or the Note would otherwise fall on a day that is not a business day such due date shall be deemed to be the next preceding business day.

                1.9. Limited Recourse. Long Island Bancorp, Inc. will have no recourse against (i) the Trustee, in its individual capacity, (ii) the assets of the Trust or (iii) any other assets related to the ESOP, except that, to the extent not prohibited by ERISA or the Code, Long Island Bancorp, Inc. shall have recourse against any unallocated shares of Common Stock held in the ESOP suspense account (as described in Paragraph 2.2(d) hereof) that were acquired with the proceeds of the Loan and any earnings thereon.

                Section 2.  Representations and Warranties.

                2.1. Representations and Warranties of Long Island Bancorp, Inc. Long Island Bancorp, Inc. hereby represents, warrants and covenants to the Trust as follows:

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                                      - 4 -



                         (a)      Organization and Corporate Power.  Long
Island Bancorp, Inc. has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware; Long Island Bancorp, Inc. has the corporate power and authority to own and lease its property and to conduct its business as it is currently being conducted and to perform this Agreement, the Pledge Agreement by and between the Trustee and Long Island Bancorp, Inc. dated the date hereof (the "Pledge Agreement") and the Stock Order and Acknowledgment Form, as amended, by and between the Trustee and Long Island Bancorp, Inc. (the "Stock Order Form"). The Bank, as of the date hereof, is duly organized and in existence under the laws of the United States of America as a federally chartered savings bank of stock form, with its charter in full force and effect; the Office of Thrift Supervision has not appointed a conservator or receiver for the Bank; and the Bank has the corporate power and authority to own and lease its property and to conduct its business as it is currently being conducted and to perform this Agreement and the Trust Agreement. (This Agreement, the Pledge Agreement, the Stock Order Form and the Trust Agreement are hereinafter collectively referred to as the "ESOP Documents.")

                         (b)      Authorization and Enforceability.  The
ESOP Documents have been duly authorized, executed and delivered by Long Island Bancorp, Inc. and the Bank, as applicable, and constitute valid and binding agreements enforceable against Long Island Bancorp, Inc. and the Bank, as applicable, in accordance with their terms and conditions, except that (i) the enforceability of the ESOP Documents may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally and general principles of equity regardless of whether considered in a proceeding at law or in equity and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                         (c)      Governmental Consents.  No consent,
approval, authorization or order of, or notification to or filing with, any court or governmental agency or body is required to be obtained or made by the Trust, Long Island Bancorp, Inc. and the Bank, as applicable, in connection with the execution, delivery and performance by Long Island Bancorp, Inc. and the Bank, as applicable, of the ESOP Documents or the consummation of any transaction contemplated by the ESOP Documents, except such as have been, or prior to the date of the consummation of the Conversion will have been, obtained or made, as required.

                         (d)    Conflicting Agreements, etc.  None of the
execution, delivery and performance of the ESOP Documents or the consummation of any transaction contemplated by the ESOP Documents, or the fulfillment of the terms of the ESOP Documents will (i) conflict with, result in a breach of, or constitute a default under, the charter or by-laws of Long Island Bancorp, Inc. and the Bank, as applicable, or the terms of any indenture or other agreement or instrument to which Long Island Bancorp, Inc. or the Bank, as applicable, is a party or by which either is bound or any statute, rule, approval, order or regulation applicable to Long Island Bancorp, Inc. and the Bank, as applicable, of any court, regulatory body, or arbitrator having jurisdiction over Long Island Bancorp, Inc. and the Bank, as applicable, or any state or federal statute applicable to Long Island Bancorp, Inc. and the Bank, as applicable, or
(ii) require the consent of any shareholder of Long Island Bancorp, Inc. and the Bank, as applicable, or other person (except as provided in Paragraph 2.1(c) hereof).

                         (e)    Litigation.  Except as may be disclosed
in information made available to the public by Long Island Bancorp, Inc. as reflected in filings and disclosures required by Federal, state or local statutes, rules, orders or regulations or as otherwise made available to the public, there is no pending or, to the best knowledge of Long Island Bancorp, Inc. threatened action, suit or proceeding before any court or government agency, authority or body or any arbitrator involving Long Island Bancorp, Inc. or the Bank that can be reasonably expected to result, either individually or in the aggregate, in any material adverse change in the financial position, stockholders' equity or results of operations of Long Island Bancorp, Inc.

                         (f)    Underwriters Not Fiduciaries.  No
underwriter with respect to the subscription and community offering of the Common Stock is a fiduciary with respect to the ESOP.

                         (g)      No Commissions. No commissions (within the
meaning of section 408(e) of ERISA) is payable by the Trust in connection with its acquisition of Common Stock with the proceeds of the Loan.

                         (h)      Exempt Loan.   The Loan will be an "exempt
loan" as the term is defined under section 54.4975-7(b)(1)(iii) of the Department of Treasury regulations,



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                                      - 6 -

provided the Trustee determines that the Interest rate is not more than a reasonable rate of interest (within the meaning of section 54.4975-7(b)(7) of the Department of Treasury regulations); and the transactions contemplated by this Agreement are not "prohibited transactions" with the meaning of section 4975 of the Code or section 406(a) of ERISA.

                         (i)      No Restrictions on Transfer of Common Stock.
The Common Stock is not subject to any restriction on transfer by the Trustee under applicable Federal securities law.

                2.2. Representations and Warranties of the Trustee. The Trustee, solely in its capacity as Trustee and not individually, hereby represents, warrants and covenants to Long Island Bancorp, Inc. as follows:

                         (a)      Purchase of Common Stock.    Within a
reasonable period of time after the receipt of the proceeds of the Loan, the Trust will apply such proceeds to the purchase of shares of Common Stock.

                         (b)      Investment.   The Trust is acquiring the
shares of Common Stock solely for investment purposes and not with a view to any distribution thereof or sale in connection therewith; provided, however, that the acquisition, holding, transfer and distribution of shares of Common Stock is governed by, and subject to, the terms of the Trust Agreement, the ESOP, ERISA and the Code.

                         (c)      Trust Administration.   The Trustee,
solely within the responsibilities allocated to it pursuant to the Trust Agreement, will administer the Trust according to the terms of the Trust Agreement, unless to do so would contravene applicable law.

                         (d)      Suspense Account.   Until payment in full
of the principal amount of the Loan, all interest thereon and all other amounts payable by the Trust under Section 1 hereof, all shares of Common Stock purchased by the Trust with the proceeds of the Loan shall be added to and maintained in a suspense account and will be withdrawn therefrom only as provided under the applicable provisions of the ESOP and the Trust Agreement.

                         (e)      ESOP Matters.  The Trustee, to the extent
within the  responsibilities  allocated to it pursuant to the Trust  Agreement ,
(i) will cause (A) the ESOP to be operated and administered as a qualified plan under section 401(a) of the Code and as an "employee stock ownership plan" under section 4975(e)(7) of the Code and (B) the Trust to be exempt from federal income taxation under section 501(a) of the Code and, in connection with each of the foregoing, will comply and will cause the ESOP and the Trust to comply, in all material respects, with the requirements of the Code and ERISA applicable to the Trustee, the ESOP and the Trust and (ii) will not take or fail to take any action that, in either case, would adversely affect the status of (A) the ESOP as a qualified plan under section 401(a) of the Code or as an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code, (B) the Trust as tax-exempt under section 501(a) of the Code or (C) the Loan as an "exempt loan" within the meaning of section 54.4975-7(b)(1)(iii) of the Department of Treasury regulations.

                Section 3. Representations and Warranties of United States Trust Company of New York ("U.S. Trust"), in its individual capacity.

                U.S. Trust, not as Trustee, but solely in its individual capacity, represents and warrants to Long Island
Bancorp, Inc. that:

                3.1. U.S. Trust has full power, authority and legal right to make and perform the Trust Agreement and (with respect to this Section 3) this Agreement.

                3.2. The execution,  delivery and  performance by (i) U.S. Trust of the Trust  Agreement and (with respect to this Section 3) this  Agreement and
(ii) U.S. Trust, as trustee under the Trust Agreement, of this Agreement and the Note, do not violate any provision of law, any rules, regulations or orders applicable to U.S. Trust; provided, however, that U.S. Trust makes no representation or warranty in this Section 3.2 as to whether its execution, delivery or performance of this Agreement (other than this Section 3) or the Note complies with or violates any provision of ERISA or the Code or the Securities Act of 1933 and the rules and regulations thereunder or any Federal or state statute or regulation applicable to Long island Bancorp, Inc. or the Bank.

                3.3. No authorization, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by (i) U.S. Trust of the Trust Agreement or (with respect to this Section 3) this Agreement or (ii) U.S. Trust, as trustee under the Trust Agreement, this Agreement and the Note, or any transaction contemplated hereby or thereby, or for the validity or enforceability against U.S. Trust hereof or thereof, except for filings with the Internal Revenue Service, the Department of Labor or the Securities and Exchange Commission that may from time to time be required by ERISA, the code or other applicable law.

                3.4. The Trust Agreement and (with respect to this Section 3) this Agreement have each been duly authorized, executed and delivered by U.S. Trust and each constitutes a valid and binding agreement, in each case, enforceable against U.S. Trust, in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to creditors' rights or general principals of equity now or hereafter in effect (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  Section 4.       Conditions Precedent.

                The obligations of the Trust to borrow pursuant to Section 1.2 hereof shall be subject to the satisfaction of the following conditions precedent:

                4.1. The Trustee shall have received from outside counsel for Long Island Bancorp, Inc. an opinion satisfactory in form and substance to the Trustee, bearing even date herewith, to the effect that:

                         (a)      as of the effective date of the ESOP, the
ESOP is qualified under sections 401(a) of the Code and constitutes an "employee stock ownership plan" (within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA), provided that in rendering such opinion such counsel may rely on certain representations of the Bank;

                         (b)      the Common stock to be purchased by the
Trustee on behalf of the Trust constitutes "employer securities" (within the meaning of section 409(1) of the Code and section 407(d)(1) Of ERISA) and "qualifying employer securities" (within the meaning of section 407(d)(5) of of ERISA);

                         (c)      the Loan constitutes an "exempt loan"
(within the meaning of section 54.4975-7(b)(1)(iii) of the Department of Treasury regulations), provided that in rendering such opinion such counsel may rely on certain representations of the Bank and provided further, that such counsel may assume the Trustee has determined that (I) the interest rate payable on the Loan is not in excess of a reasonable rate of interest (within the meaning of section 54.4975-7(b)(7) of the Department of Treasury regulations) and (ii) the other terms of the Loan, taken as a whole, are at least as favorable to the Trust as could reasonably be expected to result from an arm's length negotiation between independent parties; and

                         (d)      no portion of the amount paid by the
Trust in connection with its acquisition of Common Stock constitutes a commission (within the meaning of section 408(e) of ERISA).

                4.2. The Borrower shall have received from counsel for Long Island Bancorp, Inc. a favorable opinion satisfactory in form and substance to the Trustee, bearing even date herewith to the effect that:


                         (a)      Long Island Bancorp, Inc. has been duly
incorporated and is validly existing in good standing under the laws Of the State of Delaware; Long Island Bancorp, Inc. has the corporate power and authority to own and lease its property and to conduct its business as it is currently being conducted; Long Island Bancorp, Inc. is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; Long Island Bancorp, Inc. has the corporate power and authority to issue and deliver the Common Stock to the ESOP; and the issuance and delivery of the Common Stock to the ESOP has been duly authorized by all requisite corporate action;

                         (b)      the Bank, as of the date hereof, is duly
organized and in existence under the laws of the United States of America as a federally chartered savings bank of stock form, with its charter in full force and effect; the Office of Thrift Supervision has not appointed a receiver or conservator for the Bank; the Bank has the corporate power and authority to own and lease its property and to conduct its business as it is currently being conducted;

                         (c)      each of Long island Bancorp, Inc. and the
Bank has the corporate power and authority to enter into and perform each of the ESOP Documents to which it is a party and to carry out the transactions contemplated by the ESOP Documents, including the establishment of the ESOP;

                         (d)      the execution and delivery by each of
Long Island Bancorp, Inc. and the Bank of the ESOP Documents to which it is a party, and the performance by it of its obligations under the ESOP Documents, have been duly authorized by all requisite corporate action on its part;

                         (e)      each of Long Island Bancorp, Inc. and the
Bank has duly executed and delivered each of the ESOP Documents to which it is a party; and

                         (f)      each of the ESOP Documents to which Long
Island Bancorp, Inc. or the Bank is a party constitutes the legal, valid and binding obligation of Long Island Bancorp, Inc. or the Bank, as the case may be, enforceable against Long Island Bancorp, Inc. or the Bank, as the case may be, in accordance with its respective terms.

                The opinions of counsel for Long Island Bancorp, Inc. described above as to the enforceability in accordance with their respective terms of any of the ESOP Documents may be subject to the exceptions that (i) such enforceability may be limited by (A) bankruptcy, insolvency reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally and (B) general principles of equity regardless of whether considered in a proceeding in equity or at law and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                4.3. The Trustee shall have received from a financial advisor selected by it an opinion satisfactory in form and substance to the Trustee, bearing even date herewith, to the effect that the price to be paid for the Common Stock to be purchased by the Trustee on behalf of the Trust using the proceeds of the Loan is not in excess of "adequate consideration" (within the meaning of section 3(18) of ERISA). The Trustee shall use its best efforts to obtain such an opinion.

                4.4. The Trustee shall have determined that the interest rate payable on the Loan is not in excess of a reasonable rate Of interest (within the meaning of section 54.4975-7(b)(7) of the Department of Treasury regulations).

                4.5. The Bank shall have provided the Trustee with copies of all legal documents and proceedings the Trustee has requested in connection with the execution and delivery of this Agreement and the Note.

                4.6 The Trustee shall have received payment of the expenses incurred by it to the date of the closing of the Loan including, but not limited to, its reasonable legal fees and fees incurred in connection with the valuation of the Common Stock and the determination of the fairness of the terms of the Loan.

                Section 5. Covenants of the Bank.

                The Bank agrees that for as long as the Trust holds any shares of Common Stock purchased with the proceeds of the Loan (unless the Trustee shall otherwise consent in writing):

                5.1.  ESOP  Matters.  The Bank (i) will cause (A) the ESOP to be operated and administered as a qualified plan
under section 401(a) of the Code and as an "employee stock ownership plan" under section 4975(e)(7) of the Code and (B) the Trust to be exempt from federal income taxation under section 501(a) of the Code and, in connection with each of the foregoing, will comply and will cause the ESOP and the Trust to comply with any changes in sections 401(a), 501(a) or 4975(e)(7) or any other applicable sections of the Code or ERISA, (ii) will make all necessary filings with respect to the ESOP and the Trust, including, without limitation, the filings required to be made with the Internal Revenue Service and the Department of Labor, (iii) will file on a timely basis with the Internal Revenue Service for a determination letter that (A) the ESOP, as of the date of such letter, meets the requirements for qualification under section 401(a) of the Code and constitutes an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code and (B) the Trust is exempt from federal income taxation under section 501(a) of the Code and, in the event that the Internal Revenue Service imposes conditions for the issuance of such a letter, will comply with all such conditions, including, without limitation amending or otherwise modifying the ESOP and (iv) will not take or fail to take any action that, in either case, would adversely affect the status of (A) the ESOP as a qualified plan under section 401(a) of the Code or as an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code, (B) the Trust as tax-exempt under section 501(a) of the Code or (C) the Loan as an "exempt loan" within the meaning of section 54.4975-7(b)(1)(iii) of the Department of Treasury regulations.

                5.2. ESOP Compliance. The Bank shall furnish to the Trustee (i) copies of each annual report or return relating to the ESOP, as well as all schedules and attachments thereto, within thirty days after the filing thereof and (ii) such additional information concerning the ESOP as the Trustee may reasonably request.

                Section 6. Covenant of Long Island Bancorp, Inc.

                So long as any amount remains unpaid on the Note, to the extent the Bank has not made contributions to the Trust in amounts and at times sufficient to enable the Trustee to make payments required under the terms of this Agreement and the Note and such payments have not otherwise been made, Long Island Bancorp, Inc. shall cause the Bank to make such contributions.

                Section 7. Remedies Upon Default.

If (i) at any time during the term of the Loan the ESOP is terminated or (ii) the Trust shall default in the payment of the principal amount of the Loan when due as provided in Section 1.3 hereof and in the Note and such default shall have continued for two business days and shall be continuing, then, in either case, the entire amount of any unpaid principal and interest in respect of the Loan shall immediately become due and payable. If such unpaid amounts are not immediately paid by the Trust to Long island Bancorp, Inc., then Long island Bancorp, Inc. may exercise any or all of the rights and remedies available to it under any applicable law; provided, however, that the number of shares of Common Stock held in the Trust as to which Long Island Bancorp, Inc. may exercise any such rights and remedies may not exceed the number of shares held in the ESOP suspense account (as described in Paragraph 2.2(d) hereof) which is then equal in current value to the amount of the default under the Note. Remedies may only be exercised to the extent consistent with the restrictions on remedies set forth in section 408(b)(3) Of ERISA and the regulations thereunder and section 4975(d)(3) of the Code and the regulations thereunder.


                Section 8.        Miscellaneous.

                8.1 Expenses. Except as otherwise provided in this Agreement, Long Island Bancorp, Inc. shall pay all of its own expenses incurred in connection with this Agreement. To the extent not paid from the Trust, the Bank shall pay directly, or make contributions to the Trust in an amount sufficient to enable the Trust to pay, all of the expenses of the Trust in connection with the negotiation, authorization, preparation, execution, delivery and performance of this Agreement, including, without limitation, the fees and expenses reasonably incurred by the agents, representatives, counsel, financial advisors and consultants of the Trust and the Trustee.

                8.2. Representations and Warranties. The representations, warranties, covenants and agreements made in this Agreement shall survive the date hereof and the date amounts are remitted to the Trust in accordance with
Section 1.2 hereof.

                8.3. Trust Agreement. Unless the context otherwise requires, the terms and provisions of the Trust Agreement relating to the nature of the responsibilities of the Trustee are incorporated herein by reference and made applicable to this Agreement. To the extent that any of the provisions of this Agreement are inconsistent with the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control.

                8.4. Applicable Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law), to the extent not preempted by applicable Federal law.

                8.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Trust may not assign its rights or obligations hereunder or under the Note without the prior written consent of Long Island Bancorp, Inc.

                8.6. Enforceability. In the event that any provision of this Agreement shall be declared unenforceable by a court of competent jurisdiction, the provision shall be stricken herefrom and the remainder of this Agreement shall remain binding on the parties hereto. In the event any provision of this Agreement shall be so declared unenforceable due to its scope or breadth, then the provision shall be narrowed to the scope or breadth permitted by law.


                8.7. Recapitalizations, Exchanges, Etc. Affecting Common Stock. All of the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the shares of Common Stock purchased by the Trustee on behalf of the Trust from Long Island Bancorp, Inc. using the proceeds of the Loan, to any and all shares of capital stock of Long Island Bancorp, Inc. or any successor or assign of Long Island Bancorp, Inc. (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, such shares of Common Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

                8.8. The Code and ERISA Compliance. It is hereby intended by the parties that the transactions contemplated by this Agreement will comply with sections 409(.1) and 4975 of the Code and section 406 of ERISA. The parties hereto hereby agree that the provisions of this Agreement will be interpreted so as to ensure such compliance.

                8.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                8.10. Amendments. This Agreement may not be modified, amended, supplemented or waived with respect to the obligations of a party hereto, except by an instrument in writing signed by that party.

                8.11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a party hereto upon any breach or default under this Agreement of the other party hereto shall impair any such right, power or remedy of the non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach of default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

                8.12. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.


                8.13. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to Long Island Bancorp, Inc., shall be mailed, telecopied, delivered or telegraphed and confirmed to it at 201 Old Country Road, Melville, New York 11747; Attention: Mark Fuster, Executive Vice President & Treasurer, and Thomas E. Lavery, First Vice President-Legal, or if sent to the Trust, shall be mailed, telecopied, delivered or telegraphed and confirmed to it at 114 West 47th street, New York, New York 10036-1532;
Attention: Schuyler V. Grant, Senior Vice President.

                8.14. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                8.15. Certain Limitations. Except with respect to Section 3 hereof, U.S. Trust is executing and delivering this Agreement and the Note solely as trustee under the Trust Agreement and not in its individual capacity and in no case whatsoever shall U.S. Trust (or any person or entity acting as successor trustee under the Trustee Agreement) be personally liable for the obligations of the Trust hereunder or under the Note.

                8.16. Rescission. The parties hereto agree that the purpose of this Agreement is to provide for the making of an "exempt loan" (within the meaning of section 54.4975 7(b)(1)(iii) of the Department of Treasury regulations) to the Trust to enable the Trustee to purchase shares of Common Stock on behalf of the Trust. If:

                         (a)      the Bank shall notify the Trustee that,
in the Bank's determination, it is not possible practicable or desirable to revise the ESOP or the Trust Agreement in a manner that will enable the Bank to obtain a favorable determination letter from the Internal Revenue Service that the ESOP, as of the date of such letter, meets the requirements for qualification under section 401(a) of the Code and constitutes an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code; or

                         (b)      the purchase of shares of Common Stock
with the proceeds of the Loan is rescinded pursuant to any governmental requirement, prohibition or decree of any court order, writ or judgment, then this Agreement shall be considered null and void abinitio and, if the Loan shall have been made, the Trustee shall transfer to Long Island Bancorp, Inc. all shares of Common Stock purchased with the proceeds of the Loan and the Trust shall have no further obligations under this Agreement.

                IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of this 14th day of April, 1994.


                                           LONG ISLAND BANCORP, INC.


                                           By /S/ Mark Fuster
                                              Mark Fuster
                                              Treasurer


                                           THE LONG ISLAND SAVINGS BANK, FSB


                                           By /S/ Mark Fuster
                                              Mark Fuster
                                              EVP & Treasurer


                                           UNITED  STATES  TRUST COMPANY OF NEW
                                              YORK,  solely as trustee under the
                                              trust agreement referred to above


                                           By /S/ Schuyler V. Grant
                                              Schuyler V. Grant
                                              Senior Vice President

                                           UNITED STATES TRUST COMPANY OF NEW
                                              YORK, in its individual capacity



                                           By: /S/ Schuyler V. Grant
                                               Schuyler V. Grant
                                               Senior Vice President